EXHIBIT 21

Schedule of Subsidiaries

STEEL PARTNERS HOLDINGS GP INC., a Delaware corporation
SPH GROUP LLC, a Delaware limited liability company
SPH GROUP HOLDINGS LLC, a Delaware limited liability company
SPH Services, Inc., a Delaware Corporation
SP Corporate Services LLC, a Delaware limited liability company
Steel Partners LLC, a Delaware limited liability company
BNS Liquidating Trust, a Delaware company
SP Asset Management LLC, a Delaware limited liability company
STEEL PARTNERS II L.P., a Delaware limited partnership
CHINA ACCESS PAPER INVESTMENT COMPANY LIMITED, a corporation organized under the laws of Mauritius
DGT HOLDINGS CORP., a Delaware corporation
HANDY & HARMAN LTD., a Delaware corporation
STEEL EXCEL INC., a Delaware corporation
WF ASSET CORP., a Delaware corporation
WEBFINANCIAL HOLDING CORPORATION, a Delaware corporation
WEBBANK, a Utah chartered industrial bank
WORKING CAPITAL SOLUTIONS, INC., a Delaware corporation

DGT HOLDINGS CORP. SUBSIDIARIES
DM IMAGING CORP., a Delaware corporation
VILLA IMMOBILIARE SRL, Italy
RFI CORPORATION, a Delaware corporation

HANDY & HARMAN LTD. SUBSIDIARIES
 WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation.
WHX AVIATION CORPORATION, a Delaware corporation.
WHX METALS CORPORATION, a Delaware corporation.
WHX CS CORPORATION, a Delaware corporation.
HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).
HANDY & HARMAN, a New York corporation  (“HANDY & HARMAN”), a direct subsidiary of HHG.
BAIRNCO CORPORATION, a Delaware corporation (“BAIRNCO”), a direct subsidiary of HHG.
ALLOY RING SERVICE, INC., a Delaware corporation.
CANFIELD METAL COATING CORPORATION, a Delaware corporation.
DANIEL RADIATOR CORPORATION, a Texas corporation.
EAST 74th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.)

ELE CORPORATION, a California corporation.
H&H PRODUCTIONS, INC., a Delaware corporation.
HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.
HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.
HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.
HANDY & HARMAN (EUROPE) LIMITED, a corporation organized under the laws of England and Wales.
HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.
HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)
HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.
HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands.
HANDY & HARMAN PERU, INC., a Delaware corporation.
HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.
HANDY & HARMAN UK HOLDINGS LIMITED, a corporation organized under the laws of  England and Wales.
HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation)
INDIANA TUBE CORPORATION, a Delaware corporation.
INDIANA TUBE DANMARK A/S, a corporation of Kolding, Denmark.
INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico.
KJ-VMI REALTY, INC., a Delaware corporation.
LUCAS-MILHAUPT, INC., a Wisconsin corporation.
LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong.
LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)
LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland.
MARYLAND SPECIALTY WIRE, INC., a Delaware corporation.
MICRO-TUBE FABRICATORS, INC., a Delaware corporation.
OCMUS, INC., an Indiana corporation formerly known as Sumco, Inc.
OMG, INC., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc.
OMG ROOFING, INC., a Delaware corporation.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.
PAL-RATH REALTY, INC., a Delaware corporation.
PLATINA LABORATORIES, INC., a Delaware corporation.
LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France.
RIGBY-MARYLAND (STAINLESS), LTD, a corporation organized under the laws of England and Wales.
SHEFFIELD STREET CORPORATION, a Connecticut corporation.
SWM, INC., a Delaware corporation.
WILLING B WIRE CORPORATION, a Delaware corporation.

BAIRNCO CORPORATION SUBSIDIARIES
ARLON, LLC., a Delaware limited liability company formerly Arlon, Inc. a Delaware corporation.

ARLON ADHESIVES & FILMS, INC., a Texas corporation.
ARLON INDIA PRIVATE LIMITED, a corporation organized under the laws of India.
ARLON MATERIALS FOR ELECTRONICS CO. LTD., a corporation organized under the laws of China.
ARLON MATERIAL TECHNOLOGIES CO. LTD., a corporation organized under the laws of China.
ARLON MED INTERNATIONAL, LLC, a Delaware Limited Liability Company.
ARLON PARTNERS, INC., a Delaware corporation.
ARLON SIGNTECH, LTD., a Texas Limited Partnership.
ARLON VISCOR, LTD., a Texas Limited Partnership.
ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada.
ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom.
BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany.
KASCO CORPORATION, a Delaware corporation.
KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico.
KASCO MEXICO LLC, a Delaware Limited Liability Company.
SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation.

STEEL EXCEL INC. SUBSIDIARIES
ADAPTEC FAR EAST, INC., a California corporation
ADAPTEC GMBH, a corporation organized under the laws of Germany
ADAPTEC (INDIA) PVT LTD., a corporation organized under the laws of India
ADPT CAYMAN LICENSING LTD., a corporation organized under the laws of the Cayman Islands
ADPT CI LTD., a corporation organized under the laws of the Cayman Islands
ADPT (S) PTE. LTD., a corporation organized under the laws of Singapore
ADPT TECH HOLDING LTD., a corporation organized under the laws of the Cayman Islands
ARISTOS LOGIC CORPORATION. a Delaware corporation
BASEBALL HEAVEN INC., a Delaware corporation
ICP VORTEX COMPUTERSYSTEME GMBH, a corporation organized under the laws of Germany
PLATYS COMMUNICATIONS, INC., a Delaware corporation
ROGUE PRESSURE SERVICES LTD., a Delaware corporation
SOUTH BAY STRENGTH AND CONDITIONING LLC, a California limited liability company
STEEL ENERGY LTD., a Delaware corporation
STEEL SOCCER CITY, INC., a Delaware corporation
STEEL SPORTS INC., a Delaware corporation
SUN WELL SERVICE, INC., a North Dakota corporation
TORRANCE STRENGTH AND CONDITIONING LLC, a California limited liability company